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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108604, 333-64418, 333-64092, 333-5769, and 33-81894) pertaining to the 2001 Stock Option Plan, 2001 Employee Stock Purchase Plan, the 1995 Stock Option Plan, the 1985 Employee Stock Option Plan of Genelabs Technologies, Inc. and in the Registration Statements (Form S-3 Nos. 333-108608, 333-108035 and 333-105390) and in the related Prospectuses, respectively, of our reports dated March 8, 2005, with respect to the consolidated financial statements of Genelabs Technologies, Inc., Genelabs Technologies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Genelabs Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California
March 8, 2005

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM